Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES SECOND QUARTER FISCAL YEAR 2014 RESULTS; AND REVISES FISCAL YEAR 2014 GUIDANCE UPWARD

RUTLAND, VERMONT (December 5, 2013) - Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported financial results for its second quarter fiscal year 2014, and revised its guidance for its fiscal year 2014.

Highlights for the quarter included:

•	Revenue growth of $15.5 million, or 13.2 percent, from the same quarter last year.

•	Adjusted EBITDA* was $29.2 million for the quarter, up $4.8 million, or 19.8 percent, from the same quarter last year.

•	Adjusted Operating Income* was $9.7 million for the quarter, up $3.4 million, or 53.4 percent, from the same quarter last year.

•	Revenue and Adjusted EBITDA guidance is revised upward for fiscal year 2014; the second upward revision this fiscal year.

For the quarter ended October 31, 2013, revenues were $132.3 million, up $15.5 million, or 13.2 percent, from the same quarter last year, with revenue growth mainly driven by higher disposal volumes, acquisition activity, and higher solid waste collection pricing. Overall solid waste pricing growth of 1.0 percent was primarily driven by residential and commercial pricing growth of 1.7 percent as a percentage of segment revenues.

The company’s net loss attributable to common stockholders was ($0.3) million, or ($0.01) per share for the quarter, compared to ($21.0) million, or ($0.68) per share for the same quarter last year.

Operating income was $9.5 million for the quarter, up $5.0 million from the same quarter last year. The current quarter includes a $0.2 million environmental remediation charge and a $0.1 million severance and reorganization charge related to general realignment activities, whereas, the quarter ended October 31, 2012 included a $1.8 million severance and reorganization charge and a $0.1 million expense related to divestiture, acquisition and financing costs.

Excluding these charges, Adjusted Operating Income* in the current quarter was $9.7 million, up $3.4 million from same quarter last year. Adjusted EBITDA was $29.2 million for the quarter, up $4.8 million from the same quarter last year.

“We continued to make excellent progress through our second quarter, with results primarily driven by continued execution in key areas of management focus - sourcing incremental landfill volumes; improving collection route profitability; and successfully executing the multi-year Eastern region strategy,” said John W. Casella, chairman and CEO of Casella Waste Systems.

“Landfill volumes were up 122,000 tons from the same quarter last year, or up 298,000 tons year-to-date, excluding volumes from the Worcester landfill closure project,” Casella said. “This improvement was driven by enhanced sales efforts in Western New York, ramping of tonnages to the Southbridge landfill, the integration of the BBI acquisition, and a tightening disposal market in Vermont and New Hampshire due to competitor site closures. We continued to experience these same positive landfill tonnage trends into November.”

Six Months Financial Results

Highlights for the six months ended October 31, 2013 included:

•	Revenue growth of $26.4 million, or 11.3 percent, from the same period last year.

•	Adjusted EBITDA* was $57.9 million for the six-month period, up $9.2 million, or 19.0 percent, from the same period last year.

•	Adjusted Operating Income* was $19.5 million for the six-month period, up $6.8 million, or 53.8 percent, from the same period last year.

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For the six months ended October 31, 2013, revenues were $260.9 million, up $26.4 million, or 11.3 percent, from the same period last year. Operating income was $19.2 million for the six month period, up $9.0 million from the same period last year. The company’s net loss attributable to common stockholders was ($0.5) million, or ($0.01) per common share for the six month period, compared to ($29.3) million, or ($1.01) per share for the same period last year.

Fiscal 2014 Outlook

“After a solid first two quarters and better visibility into the remainder of our fiscal year, we have revised our fiscal year 2014 guidance for revenues, Adjusted EBITDA and capital expenditures,” Casella said. “This revision is based on a consistent framework for all assumptions outside of our direct control, such as new landfill volumes or economic growth. Free cash flow guidance remains unchanged due to higher capital expenditures at the landfills on higher than expected volumes.”

The company updated guidance for the fiscal year ending April 30, 2014, by estimating results in the following ranges:

•	Revenues between $480.0 million and $490.0 million (increased from a range of $470.0 million to $480.0 million);

•	Adjusted EBITDA* between $95.0 million and $98.0 million (increased from a range of $92.0 million and $96.0 million).

•	Capital Expenditures of between $44.0 million and $47.0 million (refined from a range of $42.0 million to $46.0 million).

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), the company also discloses earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-offs, legal settlement charges, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization charges, expenses from divestiture, acquisition and financing costs, as well as losses on divestiture (Adjusted EBITDA) which is a non-GAAP measure. The company also discloses earnings before interest, taxes, adjusted for gain on sale of assets, development project charge write-offs, legal settlement charges, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization charges, expenses from divestiture, acquisition and financing costs, as well as losses on divestiture (Adjusted Operating Income) which is a non-GAAP measure. The company also discloses Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures attributable to growth and maintenance (excluding acquisition related capital), less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sale of property and equipment, plus contributions from non-controlling interest holders, which is a non-GAAP measure. Adjusted EBITDA and Adjusted Operating Income are reconciled to net income (loss), while Free Cash Flow is reconciled to net cash provided by operating activities.

The company presents Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the company’s results. Management uses these non-GAAP measures to further understand the company’s “core operating performance.” The company believes its “core operating performance” represents its on-going performance in the ordinary course of operations. The company believes that providing Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow to investors, in addition to corresponding income

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statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, or Free Cash Flow presented by other companies.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239, media contact Joseph Fusco, Vice President at (802) 772-2247, or visit the company’s website at http://www.casella.com.

Conference call to discuss quarter

The Company will host a conference call to discuss these results on Friday, December 6, 2013 at 10:00 a.m. ET. Individuals interested in participating in the call should dial (877) 548-9590 or (720) 545-0037 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast. A replay of the call will be available on the company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 11195212) until 11:59 p.m. ET on Friday, December 13, 2013.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: current economic conditions that have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to increase volumes at our landfills or improve our route profitability; our need to service our indebtedness may limit our ability to invest in our business; we may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in energy pricing or the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; we may incur environmental charges or asset impairments in the future; and we may not fully recognize the expected financial benefits from the BBI acquisition due to the an inability to recognize operational cost savings, general and administration cost savings, or landfill or recycling facility internalization benefits. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2013.

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We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investors:

Ned Coletta

Chief Financial Officer

(802) 772-2239

Media:

Joseph Fusco

Vice President

(802) 772-2247

http://www.casella.com

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CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except for per share data)

	Three Months Ended		Six Months Ended
	October 31, 2013	October 31, 2012	October 31, 2013	October 31, 2012

Revenues	$132,296	$116,836	$260,854	$234,474

Operating expenses:
Cost of operations	90,545	82,087	178,962	163,432
General and administration	16,425	13,883	31,503	29,073
Depreciation and amortization	15,669	14,570	30,866	29,279
Environmental remediation charge	150	—	150	—
Severance and reorganization costs	53	1,793	161	1,827
Expense from divestiture, acquisition and financing costs	4	77	24	631

	122,846	112,410	241,666	224,242

Operating income	9,450	4,426	19,188	10,232

Other expense/(income):
Interest expense, net	9,534	11,506	18,881	23,189
(Income) loss from equity method investments	(91)	109	887	1,875
Loss (gain) on derivative instruments	629	3,896	(25)	3,896
Loss on debt extinguishment	—	9,670	—	9,670
Other income	(392)	(311)	(530)	(441)

Other expense, net	9,680	24,870	19,213	38,189

Loss from continuing operations before income taxes and discontinued operations	(230)	(20,444)	(25)	(27,957)
Provision for income taxes	300	413	619	1,063

Loss from continuing operations before discontinued operations	(530)	(20,857)	(644)	(29,020)

Discontinued operations:
(Loss) income from discontinued operations, net of income taxes (1)	(45)	(235)	284	(451)
Loss on disposal of discontinued operations, net of income taxes (1)	—	—	(378)	—

Net loss	(575)	(21,092)	(738)	(29,471)

Less: Net loss attributable to noncontrolling interests	(236)	(125)	(207)	(133)

Net loss attributable to common stockholders	$(339)	$(20,967)	$(531)	$(29,338)

Weighted average common shares outstanding	39,821	30,872	39,742	28,932

Net loss per common share	$(0.01)	$(0.68)	$(0.01)	$(1.01)

Adjusted EBITDA (2)	$29,212	$24,382	$57,947	$48,706

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	October 31, 2013	April 30, 2013
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,953	$1,755
Restricted cash	76	76
Accounts receivable - trade, net of allowance for doubtful accounts	54,275	48,689
Other current assets	17,137	14,025

Total current assets	76,441	64,545

Property, plant and equipment, net of accumulated depreciation and amortization	422,407	422,502
Goodwill	118,257	115,928
Intangible assets, net	12,430	11,674
Restricted assets	645	545
Notes receivable - related party	149	147
Investments in unconsolidated entities	19,217	20,252
Other non-current assets	28,967	27,526

Total assets	$678,513	$663,119

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$430	$857
Current maturities of financing lease obligations	374	361
Accounts payable	49,542	51,974
Other accrued liabilities	39,234	34,906

Total current liabilities	89,580	88,098

Long-term debt and capital leases, less current maturities	507,159	493,531
Financing lease obligations, less current maturities	1,266	1,456
Other long-term liabilities	64,668	64,583

Total stockholders’ equity	15,840	15,451

Total liabilities and stockholders’ equity	$678,513	$663,119

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

		Six Months Ended
		October 31, 2013	October 31, 2012
	Cash Flows from Operating Activities:
	Net loss	$(738)	$(29,471)
	Adjustments to reconcile net loss to net cash provided by operating activities:
	(Income) loss from discontinued operations, net	(284)	451
	Loss on disposal of discontinued operations, net	378	—
	Gain on sale of property and equipment	(389)	(209)
	Depreciation and amortization	30,866	29,279
	Depletion of landfill operating lease obligations	5,491	4,878
	Interest accretion on landfill and environmental remediation liabilities	2,068	1,858
	Amortization of discount on second lien notes and senior subordinated notes	119	502
	Loss from equity method investments	887	1,875
	(Gain) loss on derivative instruments	(25)	3,896
	Loss on debt extinguishment	—	9,670
	Stock-based compensation	1,209	1,306
	Excess tax benefit on the vesting of share based awards	—	(188)
	Deferred income taxes	504	907
	Changes in assets and liabilities, net of effects of acquisitions and divestitures	(11,967)	(1,986)

	Net Cash Provided by Operating Activities	28,119	22,768

	Cash Flows from Investing Activities:
	Acquisitions, net of cash acquired	(2,822)	(4,635)
Additions to property, plant and equipment	- acquisition	(1,365)	(417)
	- growth	(3,249)	(8,198)
	- maintenance	(22,810)	(24,776)
	Payments on landfill operating lease contracts	(3,471)	(3,298)
	Payment for capital related to divestiture	—	(618)
	Investments in unconsolidated entities	(2,148)	(1,000)
	Proceeds from sale of property and equipment	929	543

	Net Cash Used In Investing Activities	(34,936)	(42,399)

	Cash Flows from Financing Activities:
	Proceeds from long-term borrowings	83,190	236,177
	Principal payments on long-term debt	(72,586)	(227,028)
	Change in restricted cash	—	(23,579)
	Payment of tender premium and costs on second lien notes	—	(6,745)
	Payments of financing costs	(388)	(4,329)
	Net proceeds from the sale of Class A common stock	—	42,149
	Excess tax benefit on the vesting of share based awards	—	188
	Contributions from noncontrolling interest holders	—	1,195

	Net Cash Provided By Financing Activities	10,216	18,028

	Net Cash Used In Discontinued Operations	(201)	(1,030)

	Net increase (decrease) in cash and cash equivalents	3,198	(2,633)
	Cash and cash equivalents, beginning of period	1,755	4,534

	Cash and cash equivalents, end of period	$4,953	$1,901

	Supplemental Disclosures:
	Cash interest	$17,577	$22,234
	Cash income tax payments, net	$622	$71

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands)

Note 1:	Divestiture and Discontinued Operations

Maine Energy Divestiture

In the first quarter of fiscal year 2013, we executed a purchase and sale agreement with the City of Biddeford, Maine, pursuant to which we agreed to sell the real property of Maine Energy Recovery Company LP (“Maine Energy”), which is located in our Eastern region, to the City of Biddeford, subject to satisfaction of conditions precedent and closing. We agreed to sell Maine Energy for undiscounted purchase consideration of $6,650, which will be paid to us in equal installments over the next 21 years, subject to the terms of the purchase and sale agreement. The transaction closed in November 2012, and we waived certain conditions precedent not satisfied at that time. In December 2012, we closed the Maine Energy facility and initiated the decommissioning process in accordance with the provisions of the agreement. Following the decommissioning of the Maine Energy facility, it is our responsibility to demolish the facility, at our cost, within twelve months of the closing date and in accordance with the terms of the purchase and sale agreement. Demolition is nearly complete, pending final approval of work plans by the United States Environmental Protection Agency, and the time for completion has been consensually extended by Maine Energy and the City of Biddeford. We will continue to finalize estimates and obtain additional information regarding the estimated costs associated with the divestiture. Due to the inherent judgments and estimates regarding the remaining costs to fulfill our obligation under the purchase and sale agreement to demolish the facility and remediate the site, recognition of a loss on divestiture, which we do not expect, or a potential gain on divestiture is possible.

As a part of the closure and decommissioning of the Maine Energy facility, we have withdrawn from a multiemployer pension plan to which we have made contributions for the benefit of Maine Energy employees covered under a collective bargaining agreement. We have a potential liability associated with our withdrawal from the multiemployer pension plan based on the value of the plan’s unfunded vested benefits. In accordance with FASB ASC 715-80, in a situation with unfunded vested benefits, a liability is not recorded by a participating employer as no single employer has an identifiable share of the actuarial obligation of the multiemployer pension plan.

Discontinued Operations

In the fourth quarter of fiscal year 2013, we initiated a plan to dispose of KTI Bio Fuels, Inc. (“Bio Fuels”), a construction and demolition material processing facility located in Lewiston, Maine, and as a result, the assets associated with Bio Fuels were classified as held-for-sale and the results of operations were recorded as loss from discontinued operations. Assets of the disposal group previously classified as held-for-sale, and included in discontinued operations as of April 30, 2013, include certain inventory along with plant and equipment. In the first quarter of fiscal year 2014, we executed a purchase and sale agreement with ReEnergy Lewiston LLC (“ReEnergy”), pursuant to which we agreed to sell certain assets of Bio Fuels, which is located in our Eastern region, to ReEnergy. We agreed to sell the Bio Fuels assets for undiscounted purchase consideration of $2,000, which will be paid to us in equal quarterly installments over five years commencing November 1, 2013, subject to the terms of the purchase and sale agreement. We recognized a $378 loss on disposal of discontinued operations in the first quarter of fiscal year 2014 associated with the disposition. Revenues and (loss) income before income taxes attributable to discontinued operations for the three and six months ended October 31, 2013 and 2012, respectively, are as follows:

	Three Months Ended October 31,		Six Months Ended October 31,
	2013	2012	2013	2012
Revenues	$5	$3,498	$3,316	$7,055
(Loss) income before income taxes	$(45)	$(235)	$284	$(452)

Note 2:	Non - GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), we also disclose earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-offs, legal settlement charges, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization charges, expenses from divestiture, acquisition and financing costs, as well as losses on divestiture (Adjusted EBITDA), which is a non-GAAP measure. We also disclose earnings before interest, taxes, adjusted for gain on sale of assets, development project charge write-offs, legal settlement charges, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization charges, expenses from divestiture, acquisition and financing costs, as well as losses on divestiture (Adjusted Operating Income), which is a non-GAAP measure. We also disclose Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures attributable to growth and maintenance (excluding acquisition related capital), less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sale of property and equipment, plus contributions from non-controlling interest holders, which is a non-GAAP measure. Adjusted EBITDA and Adjusted Operating Income are reconciled to net income (loss), while Free Cash Flow is reconciled to net cash provided by operating activities.

We present Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of our results. We use these non-GAAP measures to further understand our “core operating performance.” We believe our “core operating performance” represents our on-going performance in the ordinary course of operations. We believe that providing Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing our performance using the same financial metrics that our management team uses in making many key decisions and understanding how the core business and our results of operations may look in the future. We further believe that providing this information allows our investors greater transparency and a better understanding of our core financial performance. In addition, the instruments governing our indebtedness use EBITDA (with additional adjustments) to measure our compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, or Free Cash Flow presented by other companies.

Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income to Net Loss:

	Three Months Ended		Six Months Ended
	October 31,	October 31,	October 31,	October 31,
	2013	2012	2013	2012

Net Loss	$(575)	$(21,092)	$(738)	$(29,471)
Loss (income) from discontinued operations, net	45	235	(284)	451
Loss on disposal of discontinued operations, net	—	—	378	—
Provision for income taxes	300	413	619	1,063
Other expense, net	146	13,364	331	15,001
Interest expense, net	9,534	11,506	18,881	23,189
Expense from divestiture, acquisition and financing costs	4	77	24	631
Depreciation and amortization	15,669	14,570	30,866	29,279
Severance and reorganization costs	53	1,793	161	1,827
Environmental remediation charge	150	—	150	—
Depletion of landfill operating lease obligations	2,864	2,591	5,491	4,878
Interest accretion on landfill and environmental remediation liabilities	1,022	925	2,068	1,858

Adjusted EBITDA (2)	$29,212	$24,382	$57,947	$48,706
Depreciation and amortization	(15,669)	(14,570)	(30,866)	(29,279)
Depletion of landfill operating lease obligations	(2,864)	(2,591)	(5,491)	(4,878)
Interest accretion on landfill and environmental remediation liabilities	(1,022)	(925)	(2,068)	(1,858)

Adjusted Operating Income (2)	$9,657	$6,296	$19,522	$12,691

Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

	Three Months Ended		Six Months Ended
	October 31,	October 31,	October 31,	October 31,
	2013	2012	2013	2012
Net Cash Provided by Operating Activities	$8,593	$15,046	$28,119	$22,768
Capital expenditures - growth and maintenance	(12,652)	(16,793)	(26,059)	(32,974)
Payments on landfill operating lease contracts	(1,489)	(1,484)	(3,471)	(3,298)
Proceeds from sale of property and equipment	645	278	929	543
Contributions from noncontrolling interest holders	—	474	—	1,195

Free Cash Flow (2)	$(4,903)	$(2,479)	$(482)	$(11,766)

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of our total revenues attributable to services provided for the three and six months ended October 31, 2013 and 2012 are as follows:

	Three Months Ended October 31,
	2013	% of Total Revenue	2012	% of Total Revenue
Collection	$58,932	44.5%	$52,632	45.0%
Disposal	37,374	28.3%	32,382	27.7%
Power generation	1,980	1.5%	2,793	2.4%
Processing	2,512	1.9%	1,604	1.4%

Solid waste operations	100,798	76.2%	89,411	76.5%
Organics	9,474	7.2%	8,394	7.2%
Customer solutions	10,518	8.0%	9,221	7.9%
Recycling	11,506	8.7%	9,810	8.4%

Total revenues	$132,296	100.0%	$116,836	100.0%

	Six Months Ended October 31,
	2013	% of Total Revenue	2012	% of Total Revenue
Collection	$117,245	44.9%	$105,665	45.1%
Disposal	72,497	27.8%	63,349	27.0%
Power generation	4,022	1.5%	5,456	2.3%
Processing	5,364	2.1%	3,039	1.3%

Solid waste operations	199,128	76.3%	177,509	75.7%
Organics	19,350	7.4%	17,247	7.4%
Customer solutions	19,686	7.5%	18,746	8.0%
Recycling	22,690	8.8%	20,972	8.9%

Total revenues	$260,854	100.0%	$234,474	100.0%

Components of revenue growth for the three months ended October 31, 2013 compared to the three months ended October 31, 2012 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$950	1.8%	1.1%	0.8%
Disposal	180	0.6%	0.2%	0.2%

Solid Waste Yield	1,130		1.3%	1.0%

Collection	1,033		1.1%	0.9%
Disposal	5,344		6.0%	4.5%
Processing	99		0.1%	0.1%

Solid Waste Volume	6,476		7.2%	5.5%

Fuel and oil recovery fee	(95)		-0.1%	-0.1%
Commodity price & volume	187		0.2%	0.2%
Acquisitions, net divestitures	3,689		4.1%	3.2%
Closed landfill	—		0.0%	0.0%

Total Solid Waste	11,387		12.7%	9.8%

Organics	1,080			0.9%

Customer Solutions	1,297			1.1%

			% of Recycling Operations
Recycling Operations:
Commodity price	970		9.9%	0.8%
Commodity volume	726		7.4%	0.6%

Total Recycling	1,696		17.3%	1.4%

Total Company	$15,460			13.2%

Solid Waste Internalization Rates by Region:

	Three Months Ended October 31,		Six Months Ended October 31,
	2013	2012	2013	2012
Eastern region	47.5%	53.5%	53.8%	53.7%
Western region	74.4%	74.2%	74.4%	73.4%
Solid waste internalization	61.8%	65.0%	64.3%	64.5%

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

GreenFiber Financial Statistics (1):

	Three Months Ended October 31,		Six Months Ended October 31,
	2013	2012	2013	2012
Revenues	$20,840	$19,494	$35,570	$32,595
Net income (loss)	152	(297)	(1,843)	(3,866)
Cash flow (used in) provided by operations	(82)	805	1,375	1,031
Net working capital changes	(1,757)	(662)	133	1,274
Adjusted EBITDA	$1,675	$1,467	$1,242	$(243)

As a percentage of revenues:

Net income (loss)	0.7%	-1.5%	-5.2%	-11.9%
Adjusted EBITDA	8.0%	7.5%	3.5%	-0.7%

(1)	We hold a 50% interest in US Green Fiber, LLC (“GreenFiber”), a joint venture that manufactures, markets and sells cellulose insulation made from recycled fiber.

Components of Growth and Maintenance Capital Expenditures (1):

	Three Months Ended October 31,		Six Months Ended October 31,
	2013	2012	2013	2012
Growth capital expenditures:
Landfill development	$54	$257	$54	$589
Water treatment facility	—	3,908	—	4,668
Transfer station construction	174	1,434	174	1,434
Other	1,236	597	3,021	1,507

Total Growth Capital Expenditures	$1,464	$6,196	$3,249	$8,198

Maintenance capital expenditures:
Vehicles, machinery / equipment and containers	$2,405	$2,925	$5,438	$5,814
Landfill construction & equipment	8,202	7,172	15,300	18,094
Facilities	467	367	1,698	595
Other	114	133	374	273

Total Maintenance Capital Expenditures	$11,188	$10,597	$22,810	$24,776

Total Growth and Maintenance Capital Expenditures	$12,652	$16,793	$26,059	$32,974

(1)	Our capital expenditures are broadly defined as pertaining to either growth, maintenance or acquisition activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with increasing infrastructure to increase throughput at transfer stations and recycling facilities. Maintenance capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence. Acquisition capital expenditures are defined as costs of equipment added directly as a result of new business growth related to an acquisition.